UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2023 (July 25, 2023)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
     (713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                         Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Resignation of Barry K. Fingerhut from the Board of Directors
On July 24, 2023, Barry K. Fingerhut, a member of the Carriage Services, Inc. (“Carriage” or the “Company”) Board of Directors (the “Board”), provided notice of his resignation from the Board of the Company, effective on July 25, 2023. Mr. Fingerhut’s resignation was not a result of any disagreement with the Company on any matter related to its operations, policies or practices. The Company is grateful for Mr. Fingerhut’s service on the Board since 2012, including his service as Chair of the Compensation Committee and as a member of the Audit Committee and the Corporate Governance Committee.

(d) Election of Julie Sanders to the Board of Directors
On July 25, 2023, pursuant to the authority granted to the Board by the Company’s Amended and Restated Bylaws, and upon the recommendation of the Corporate Governance Committee, the Board elected Julie Sanders to serve as a Class II Director until the Company’s 2025 annual meeting of shareholders. The Board has determined that Ms. Sanders qualifies as an “independent” director of the Company under the applicable New York Stock Exchange listing standards. Ms. Sanders was appointed to serve on each of the Audit, Compensation and Corporate Governance Committees. As a result of Mr. Fingerhut’s resignation from the Board and Ms. Sander’s subsequent election to the Board, the Board size remains at seven directors. There are no family relationships between Ms. Sanders and any directors or officers of the Company, and there have been no transactions, nor are there any proposed transactions, between the Company and Ms. Sanders that would require disclosure pursuant to Item 404(a) of Regulation S-K.
Ms. Sanders has over 30 years of financial and audit leadership experience, along with extensive experience in transformative initiatives as it relate to financial systems, including the development and implementation of large-scale enhancements and capabilities. Ms. Sanders currently serves as Senior Vice President and Chief Audit Executive at Dell Technologies (“Dell”), a publicly traded, technology and services company. Ms. Sanders joined Dell in 2002, and has held a variety of finance, accounting and management roles. Prior to her Chief Audit Executive appointment in 2021, Ms. Sanders was previously Senior Vice President, Global Auditing & Consulting, from 2018 to 2021, and Senior Vice President, Global Revenue, from 2014 to 2018, for Dell. In these leadership roles, Ms. Sanders was responsible for global revenue recognition, revenue operations and global accounting, along with overseeing financial planning and analysis for Dell’s commercial business. Before joining Dell, Ms. Sanders served as Chief Financial Officer for Jardine Foods and Merinta, and also held accounting and finance management positions at Bear Stearns and J. Crew. Ms. Sanders holds a B.B.A. in Accounting from Baylor University and is a Certified Public Accountant.
Concurrently with the election, the Board granted Ms. Sanders 743 shares of the Company’s common stock under the Company’s Director Compensation Policy applicable to non-employee directors as described in Exhibit 10.2 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2023, which was valued at approximately $25,000 based on the closing price on July 25, 2023.

ITEM 7.01 REGULATION FD DISCLOSURE.
On July 25, 2023, the Company issued a press release announcing the election of Ms. Sanders as a member of the Board. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference therein.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
The information contained in Item 7.01 of this Current Report on Form 8-K and the exhibit furnished hereto contain forward-looking statements regarding the Company and cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
The following are furnished as part of this Current Report on Form 8-K:
(d) Exhibits.

Exhibit	Description

99.1	Press Release of Carriage Services, Inc., dated July 25, 2023.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: July 25, 2023	By:	/s/ Steven D. Metzger
Steven D. Metzger
President and Secretary

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press Release of Carriage Services, Inc., dated July 25, 2023.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL